UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders of the Company was held on June 24, 2022. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposal listed below was submitted to a vote of stockholders at the 2022 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at twelve and to elect twelve directors to the Board of Directors of the Company.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	136,726,471	5,837,149
Estia J. Eichten	134,157,958	8,405,662
Philip D. Davies	137,221,449	5,342,171
Samuel J. Anderson	139,843,047	2,720,573
M. Michael Ansour	139,834,881	2,728,739
Claudio Tuozzolo	136,760,776	5,802,844
Andrew T. D’Amico	135,906,710	6,656,910
Jason L. Carlson	139,026,319	3,537,301
Michael S. McNamara	137,221,470	5,342,150
James F. Schmidt	136,840,062	5,723,558
Zmira Lavie	142,415,665	147,955
John Shen	141,965,208	598,412

There were no broker non-votes and no abstentions on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 24, 2022	By:	/s/ James F. Schmidt
James F. Schmidt
Chief Financial Officer